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                                                                    EXHIBIT 10.3


As of March 28, 2003, for value received, the undersigned ("Debtor") pledges, assigns and grants to Comerica Bank-California, a California banking association ("Bank"), whose address is 800 E. Campbell Road, Suite 254, Richardson, Texas 75081, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Priority Fulfillment Services, Inc. and Priority Fulfillment Services of Canada, Inc. (both individually and collectively referred to as "Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown, originally payable to the Bank or to a third party and subsequently acquired by the Bank including, without limitation, any late charges, loan fees or charges, and overdraft indebtedness, any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of any security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorneys' fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorneys' fees shall be deemed a reference to reasonable fees, costs, and expenses of counsel and paralegals, whether inside or outside counsel is used, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys' fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

Debtor further covenants, agrees, represents and warrants as follows:

1. COLLATERAL shall mean all of the following property the undersigned now or later owns or has an interest in, wherever located:

     (a) All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: all shares of stock of Priority Fulfillment Services, Inc., sixty-five percent (65%) of the ownership interest of Debtor in each of Priority Fulfillment Services of Canada, Inc. and PFSweb B.V., all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

     (b) All additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by the undersigned.

     In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2. WARRANTIES, COVENANTS AND AGREEMENTS. The undersigned warrants, covenants and agrees as follows:

     2.1 The undersigned shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of the undersigned's




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          books and records. The undersigned shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

     2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, the undersigned shall be deemed to have warranted that (a) the undersigned is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank, (c) there are no financing statements on file, other than in favor of Bank; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business; provided that Debtor makes no representation as to the creation, perfection or priority of Bank's security interest in Debtor's ownership interest in PFSweb B.V.

     2.3 The undersigned will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. The undersigned will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

     2.4 The undersigned will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue an exclusive, perfected and first security interest of Bank in the Collateral (excluding Debtor's ownership interest in PFSweb B.V. and all proceeds thereof). The undersigned agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

     2.5 The undersigned will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If the undersigned fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so, and the undersigned agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank to Borrower on any Indebtedness.

     2.6  Intentionally omitted.

     2.7 The undersigned at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

     2.8  Intentionally omitted.

     2.9 If Bank, acting in its sole discretion, redelivers Collateral to the undersigned or the undersigned's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. Any proceeds of Collateral coming into the undersigned's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to the undersigned, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.



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     2.10 At any time after and during the continuation of an Event of Default and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral (other than Debtor's ownership interest in PFSweb B.V.) of such nature that perfection of the Bank's security interest may be accomplished by control.

     2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

     2.12 The undersigned delivers this Agreement based solely on the undersigned's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Bank. The undersigned assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. The undersigned waives any duty on the part of Bank, and agrees that the undersigned is not relying upon nor expecting Bank to disclose to the undersigned any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon the undersigned's risk or the undersigned's rights against Borrower. The undersigned knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

     2.13 The undersigned agrees that no security or guarantee now or later held by Bank for the payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of the undersigned under this Agreement, and Bank, in its sole discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of the undersigned under this Agreement. The undersigned acknowledges and agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and the undersigned is not relying upon any guaranty which Bank has or may have or assets in which Bank has or may have a lien or security interest for payment of the Indebtedness.

     2.14 Intentionally omitted.

     2.15 The undersigned agrees to reimburse Bank upon demand for all costs and expenses (including, without limit, attorneys' fees) incurred in enforcing any of the duties or obligations of the undersigned under this Agreement or in establishing, determining, continuing or defending the validity or priority of Bank's security interest under this Agreement (other than with respect to PFSweb B.V.).

     2.16 The undersigned shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities



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          or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorneys' fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws, INCLUDING ANY CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM BANK'S OWN NEGLIGENCE, except to the extent (but only to the extent) caused by Bank's gross negligence or willful misconduct.

3. COLLECTION OF PROCEEDS. The undersigned agrees to collect and enforce payment of all Collateral until Bank shall direct the undersigned to the contrary. Immediately upon notice to the undersigned by Bank and at all times after that, the undersigned agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which the undersigned now or later has regarding Collateral. Immediately upon and after such notice, the undersigned agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of the undersigned in the Collateral, in the form received by the undersigned without commingling with any other funds, and (b) immediately deliver to Bank all property in the undersigned's possession or later coming into the undersigned's possession through enforcement of the undersigned's rights or interests in the Collateral. The undersigned irrevocably authorizes Bank or any Bank employee or agent to endorse the name of the undersigned upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. The undersigned agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

4.   DEFAULTS, ENFORCEMENT AND APPLICATION OF PROCEEDS.

     4.1 The occurrence of any "Event of Default" as defined in the Loan and Security Agreement of even date herewith between Borrowers and Bank, as from time to time amended, modified or restated, shall be an "Event of Default" under this Agreement.

     4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to the undersigned declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

          (a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

          (b) Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment against Borrower or any Guarantor for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

          (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

          (d) Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions at places and times and on terms and conditions as Bank may deem fit, without any previous




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               demand or advertisement; and except as provided in this
               Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to the undersigned under, applicable law are expressly waived by the undersigned to the fullest extent permitted.

          At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against the undersigned with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this
          Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

     4.3 The undersigned shall at the request of Bank after the occurrence of an Event of Default, notify the account debtors or obligors of Bank's security interest in any Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as the Bank shall request to establish exclusive control (as defined in the Uniform Commercial
          Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

     4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank in such order as the Bank, in its discretion, deems appropriate including, without limitation, the following order: first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by Bank; second to all amounts, if any, owing by the undersigned to Bank under this Agreement, and the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to the undersigned or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

     4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by the undersigned. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, the undersigned or any Guarantor and Bank.




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     4.6  No waiver of default or consent to any act by the undersigned shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

     4.7 The undersigned (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) in the name, place and stead of, and at the expense of, the undersigned and
          (b) authorizes Bank or any agent of Bank, in its own name, at Debtor's expense, to do any of the following, as Bank, in its sole discretion, deems appropriate:

          (i) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due with respect to any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

          (ii) to execute and file in the name of and on behalf of the undersigned all U. S. financing statements or other U.S. or Canadian filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

          (iii) to do and perform any act on behalf of the undersigned permitted or required under this Agreement.

     4.8 Upon the occurrence of an Event of Default, the undersigned also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and the undersigned.

     4.9 The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615 (f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition;
          (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys' fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a Bank, a person related to a Bank or a secondary obligor under Section 9-615(f) of the Uniform Commercial Code.

5.   MISCELLANEOUS.

     5.1 Until Bank is advised in writing by the undersigned to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, the undersigned at the following address: PFSweb, -- Inc., 500 N. Central Expressway, 5th Floor, Plano, Texas 75074.



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     5.2  The undersigned will give Bank not less than 30 days prior written notice of all contemplated changes in the undersigned's name, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

     5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

     5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to the undersigned, the Indebtedness or this Agreement, however obtained. The undersigned further agrees that Bank may provide information relating to this Agreement or relating to the undersigned or the Indebtedness to the Bank's parent, affiliates, subsidiaries, and service providers.

     5.5 The undersigned, to the extent not expressly prohibited by applicable law, waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Sections 9.611 or 9.621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. The undersigned waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Agreement. The undersigned unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

     5.6 The undersigned waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral pledged by the undersigned pursuant to this Agreement.

     5.7 In the event that applicable law shall obligate Bank to give prior notice to the undersigned of any action to be taken under this Agreement, the undersigned agrees that a written notice given to the undersigned at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to the undersigned or when placed in an envelope addressed to the undersigned and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

     5.8 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against the undersigned as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon





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



          this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, the undersigned agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation.

     5.9 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind the undersigned and the heirs, legal representatives, successors, and assigns of the undersigned. Nothing in this Section 5.9 is deemed a consent by Bank to any assignment by the undersigned.

     5.10 If there is more than one the undersigned, all undertakings, warranties and covenants made by the undersigned and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

     5.11 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code" means the California Commercial Code, as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

     5.12 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of the undersigned and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by the undersigned and an authorized officer of Bank. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     5.13 Debtor represents and warrants that Debtor's exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place:

          Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is Delaware.

     5.14 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

     5.15 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.16 of this Agreement shall survive termination.



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



     5.16 Debtor agrees to reimburse the Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, whether or not suit instituted and, if suit it instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Security Agreement

6.   Intentionally omitted.

7. THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

8. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

DEBTOR:                                     BANK:

PFSWEB, INC., a Delaware corporation        COMERICA BANK-CALIFORNIA, a
                                             California banking corporation



By:
   ----------------------------------       By:
Signature of:                                  ---------------------------------
             ------------------------          Steven Moiles
Its:                                           Vice President
    ---------------------------------
                  Title



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